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                                                                     Exhibit j.2

                                POWER OF ATTORNEY
                                 WITH RESPECT TO
                         iSHARES TRUST and iSHARES, INC.

Know all men by these presents that each of the Trustees of iShares Trust (the "Trust") and Directors of iShares, Inc. (the "Company"), whose names and signatures appear below, constitutes and appoints W. John McGuire, Nathan Most, Michael Latham, and Garrett Bouton, his or her attorneys-in-fact, with power of substitution, and each of them in any and all capacities, to sign any registration statements and amendments thereto for the Trust and the Company and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

                                                               February 28, 2002


/s/ John B. Carroll                  /s/ Richard K. Lyons
---------------------                ----------------------
Name: John B. Carroll                Name: Richard K. Lyons


/s/  W. Allen Reed                   /s/ George G.C. Parker
--------------------                 ------------------------
Name: W. Allen Reed                  Name: George G.C. Parker